UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 1, 2009

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wessex House – 2nd Floor 45 Reid Street PO Box HM 845 Hamilton HM DX, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT IF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective January 1, 2009, the registrant entered into an Amended and Restated Change of Control Agreement (the “Agreement”) with Joseph V. Taranto, its Chairman and Chief Executive Officer. This Agreement amends and restates the Change of Control Agreement entered into on July 15, 1998 and all its amendments thereto, to reflect the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

The material terms of the Agreement remain unchanged and are as follows: the Agreement provides that if, within one year after the occurrence of a material change (as defined in the agreement), Mr. Taranto terminates his employment for any reason, or if the Company terminates Mr. Taranto’s employment for any reason other than for due cause (as defined in the agreement), then (a) all of Mr. Taranto’s outstanding share options granted under the Company’s share plans shall immediately vest and become exercisable; (b) Mr. Taranto shall receive a cash payment equal to the lesser of (i) 2.99 multiplied by Mr. Taranto’s annual compensation for the most recent taxable year ending prior to the date of the material change less the value of Mr. Taranto’s gross income in the most recent taxable year ending prior to the date of a material change attributable to his exercise of share options, share appreciation rights and other share-based awards granted Mr. Taranto by the Company or (ii) 2.99 multiplied by Mr. Taranto’s “annualized includible compensation for the base period” as that phrase is defined in Section 280G(d) of the Internal Revenue Code; (c) Mr. Taranto shall continue to be covered under the Company’s medical and dental insurance plans for a period of three years from the date of termination; and (d) Mr. Taranto shall receive “Special Retirement Benefits” in an amount that will equal the retirement benefits he would have received had he continued in the employ of the Company for three years following his termination under the Everest Reinsurance Retirement Plan and any supplemental, substitute or successor retirement plans adopted by the Company. In the event that the benefits Mr. Taranto receives under the Agreement cause Mr. Taranto to receive a “Parachute Payment” within the meaning of Section 280G of the Internal Revenue Code, Mr. Taranto’s benefits will be reduced to an amount that is one dollar less than the amount that would cause a Parachute Payment. If an award made under the Agreement nevertheless results in an assessment against Mr. Taranto of a “Parachute Tax” pursuant to Section 4999 of the Internal Revenue Code, Mr. Taranto shall be entitled to receive an additional amount of money that would put him in the same net tax position had no Parachute Tax been incurred.

A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Change of Control Agreement
with Joseph V. Taranto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By: /S/ CRAIG EISENACHER

       Craig Eisenacher

       Executive Vice President and

               Chief Financial Officer

Dated: January 2, 2009

EXHIBIT INDEX

Exhibit

Number	Description of Document	Page No.

10.1	Amended and Restated Change of Control Agreement
with Joseph V. Taranto	5